TRUST SUPPLEMENT NO. 1997-3A

                            Dated September 25, 1997



                                     between



                            WILMINGTON TRUST COMPANY,
                                   as Trustee,



                                       and



                           CONTINENTAL AIRLINES, INC.



                                       to



                          PASS THROUGH TRUST AGREEMENT
                         Dated as of September 25, 1997



                                   $54,440,000

                           Continental Airlines, Inc.
                           Pass Through Trust, 1997-3A

                           Continental Airlines, Inc.
                        1997-3 Pass Through Certificates,
                                     Class A


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


                                    ARTICLE I

                                THE CERTIFICATES

Section 1.01.   The Certificates ..............................................2


                                   ARTICLE II

                           DEFINITIONS AND AMENDMENTS

Section 2.01.   Definitions ...................................................4

Section 2.02.   Amendments ....................................................5


                                   ARTICLE III

                                     DEFAULT

Section 3.01.   Purchase Rights of Certificateholders .........................6


                                   ARTICLE IV

                                   THE TRUSTEE

Section 4.01.   The Trustee ...................................................7


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

Section 5.01.   Basic Agreement Modified and Ratified .........................8

Section 5.02.   GOVERNING LAW .................................................8

Section 5.03.   Execution in Counterparts .....................................8

          This Trust Supplement No. 1997-3A, dated as of September 25, 1997 (herein called the "TRUST SUPPLEMENT"), between Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company (the "TRUSTEE"), to the Pass Through Trust Agreement, dated as of September 25, 1997, between the Company and the Trustee (the "BASIC AGREEMENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

          WHEREAS, each Owner Trustee, acting on behalf of its respective Owner Participant, will issue, on a non-recourse basis, Equipment Notes, among other things, to refinance the outstanding debt portion of the purchase price of the aircraft purchased by such Owner Trustee and leased to the Company pursuant to the related Lease;

          WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "AGREEMENT"), the Trustee shall purchase such Equipment Notes issued by each Owner Trustee having the same interest rate as, and final maturity dates not later than the final expected Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Class A Certificateholders;

          WHEREAS, the Trustee hereby declares the creation of this Continental Airlines Pass Through Trust, Series 1997-3A (the "1997-3A TRUST"), for the benefit of the Class A Certificateholders, and the initial Class A Certificateholders as the grantors of the 1997-3A Trust, by their respective acceptances of the Certificates issued hereunder, join in the creation of this 1997-3A Trust with the Trustee;

          WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

          WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

          NOW, THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

                                    ARTICLE I
                                THE CERTIFICATES

          Section 1.01. THE CERTIFICATES. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "Continental Airlines Pass Through Certificates, Series 1997-3A" (hereinafter defined as the "SERIES 1997-3A CERTIFICATES"). Each Series 1997-3A Certificate represents a fractional undivided interest in the 1997-3A Trust created hereby. The Series 1997-3A Certificates shall be the only instruments evidencing a fractional undivided interest in the 1997-3A Trust.

          The terms and conditions applicable to the Series 1997-3A Certificates are as follows:

          (a) The aggregate principal amount of the Series 1997-3A Certificates that shall be authenticated under the Agreement (except for Series 1997-3A Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and
3.06 of the Basic Agreement) is $54,440,000.

          (b) The Cut-off Date is October 31, 1997.

          (c) The Regular Distribution Date with respect to any payment of Scheduled Payments means March 24, June 24, September 24 and December 24, commencing on December 24, 1997 until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

          (d) The Special Distribution Date with respect to the Series 1997-3A Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

          (e)(i) The Series 1997-3A Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting a Series 1997-3A Certificate or an interest therein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of each Owner Participant and the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Series 1997-3A Certificates or an interest therein or (ii) the purchase and holding of Series 1997-3A Certificates or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

          (ii) The Series 1997-3A Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company, the Trustee and the Clearing Agency attached hereto as Exhibit B.

          (f) The Scheduled Payments of principal shall be as set forth in Exhibit C hereto.

          (g)All or a portion of the proceeds of the Series 1997-3A Certificates shall be used to purchase the Equipment Notes in the principal amounts specified below and the unused portion of such proceeds, if any, shall be deposited in the Escrow Account to be applied as set forth in the Agreement:


          REGISTRATION NUMBER                                   PRINCIPAL AMOUNT
          -------------------                                   ----------------
                 N14925............................................$6,276,000
                 N15926............................................ 6,276,000
                 N16927............................................ 6,276,000
                 N17928............................................ 5,540,000
                 N13929............................................ 5,540,000
                 N14930............................................ 6,133,000
                 N14931............................................ 6,133,000
                 N15932............................................ 6,133,000
                 N14933............................................ 6,133,000

          (h) Each Owner Trustee, acting on behalf of its respective Owner Participant, will issue, on a non-recourse basis, the Equipment Notes, the proceeds of which shall be used, among other things, to refinance the outstanding debt portion of the purchase price to such Owner Trustee of the following Aircraft:


REGISTRATION NUMBER              AIRCRAFT TYPE                    ENGINE TYPE
-------------------              -------------                    -----------
      N14925                     Embraer EMB-145                    AE3007A
      N15926                     Embraer EMB-145                    AE3007A
      N16927                     Embraer EMB-145                    AE3007A
      N17928                     Embraer EMB-145                    AE3007A
      N13929                     Embraer EMB-145                    AE3007A
      N14930                     Embraer EMB-145                    AE3007A
      N14931                     Embraer EMB-145                    AE3007A
      N15932                     Embraer EMB-145                    AE3007A
      N14933                     Embraer EMB-145                    AE3007A

          (i) The related Note Documents are listed on Exhibit D.

          (j) Notice of any termination of the 1997-3A Trust shall be mailed promptly by the Trustee to the Class A Certificateholders not earlier than the 60th day and not later than the 15th day next preceding the final distribution pursuant to the Agreement.

          (k) Except as contemplated by Section 2.02(b) of the Basic Agreement, there will be no deposit agreement or other arrangement prior to the delivery of any Aircraft.

          (l) The Series 1997-3A Certificates are subject to the Intercreditor Agreement.

          (m) The Series 1997-3A Certificates will have the benefit of the Liquidity Facility.

          (n) The Responsible Party is the Company.

          (o) The Final Legal Distribution Date is September 24, 2014.

          (p) The particular "sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section 9.1 of each Note Purchase Agreement.

                                   ARTICLE II
                           DEFINITIONS AND AMENDMENTS

          Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms shall have the following meanings:

          CLASS A CERTIFICATEHOLDER: Means the Person in whose name a Series 1997-3A Certificate is registered on the Register for the Series 1997-3A Certificates.

          INTERCREDITOR AGREEMENT: Means the Intercreditor Agreement dated as of the date hereof among the Trustee, the Other Trustees, the Liquidity Provider named therein and Wilmington Trust Company, as Subordination Agent and as trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          LIQUIDITY FACILITY: Means the Revolving Credit Agreement dated as of the date hereof among Wilmington Trust Company, as Subordination Agent and trustee for the 1997-3A Trust, and ABN AMRO Bank, N.V., acting through its Chicago Branch, as amended, replaced, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Intercreditor Agreement..

          OTHER AGREEMENTS: Means (i) the Basic Agreement as supplemented by Trust Supplement 1997-3B dated as of the date hereof relating to the Continental Airlines Pass Through Trust created thereunder and (ii) the Basic Agreement as supplemented by Trust Supplement No. 1997-3C dated the date hereof relating to the Continental Airlines Pass Through Trust created thereunder.

          OTHER TRUSTEES: Means each of the trustees under the Other Agreements, and any successor thereunder or other trustee appointed as provided therein.

          PTC EVENT OF DEFAULT: Means the failure to pay within ten Business Days of the due date thereof: (i) the outstanding Pool Balance of the Series 1997-3A Certificates on the Final Legal Distribution Date for such Series 1997-3A Certificates or (ii) interest due on such Series 1997-3A Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or Drawings (as defined in the Intercreditor Agreement), or a withdrawal or withdrawals pursuant to a cash collateral account under the Intercreditor Agreement, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee).

          Section   2.02.   AMENDMENTS.   Solely  for  purposes  of  this  Trust
Supplement, Section 2.02(b) of the Basic Agreement shall be amended to read as follows:

          (b) If on or prior to the Issuance Date with respect to a series of Certificates the Company shall deliver to the Trustee a Postponement Notice relating to one or more Postponed Notes, the Trustee shall postpone the purchase of such Postponed Notes and shall deposit into an escrow account (as to such Trust, the "ESCROW ACCOUNT") to be maintained as part of the related Trust an amount equal to the purchase price of such Postponed Notes (the "ESCROWED FUNDS"). The portion of the Escrowed Funds so deposited with respect to any particular Postponed Notes shall be invested by the Trustee at the written direction of the Responsible Party in Specified Investments (i) maturing no later than any scheduled Transfer Date relating to such Postponed Notes or (ii) if no such Transfer Date has been scheduled, maturing on the next Business Day, or (iii) if the Company has given notice to the Trustee that such Postponed Notes will not be issued, maturing on the next applicable Special Distribution Date, if such investments are reasonably available for purchase. The Trustee shall make withdrawals from the Escrow Account only as provided in this Agreement. Upon request of the Company on one or more occasions and the satisfaction or waiver of the closing conditions specified in the applicable Note Purchase Agreements on or prior to the related Cut-off Date, the Trustee shall purchase the applicable Postponed Notes with the Escrowed Funds withdrawn from the Escrow Account. The purchase price shall equal the principal amount of such Postponed Notes.

          The Trustee shall hold all Specified Investments until the maturity thereof and will not sell or otherwise transfer Specified Investments. If Specified Investments held in an Escrow Account mature prior to any applicable Transfer Date, any proceeds received on the maturity of such Specified Investments (including any earnings thereon) shall be reinvested by the Trustee at the written direction of the Responsible Party in Specified Investments maturing as provided in the preceding paragraph. The Responsible Party shall pay to the Trustee for deposit to the relevant Escrow Account an amount equal to any losses on such Specified Investments as incurred.

          On the Initial Regular Distribution Date in respect of the Certificates of any series, the Responsible Party will pay (in immediately available funds) to the Trustee an amount equal to (i) the interest that would have accrued on any Postponed Notes with respect to such Certificates, if any, purchased after the Issuance Date if such Postponed Notes had been purchased on the Issuance Date, from the Issuance Date to, but not including, the date of the purchase of such Postponed Notes by the Trustee minus (ii) the earnings on Specified Investments (disregarding any losses thereon) received (with respect to the portion of the Escrow Funds deposited with respect to the Postponed Notes described in clause (i) of this paragraph) by the Trustee from and including the Issuance Date to, but not including, the Initial Regular Distribution Date.

          If, in respect of the Certificates of any series, the Company notifies the Trustee prior to the Cut-off Date that any Postponed Notes will not be issued on or prior to the Cut-off Date for any reason, on the next Special Distribution Date for such Certificates occurring not less than 15 days following the date of such notice, (i) the Responsible Party shall pay to the Trustee for deposit in the related Special Payments Account, in immediately available funds, an amount equal to (A) the interest that would have accrued on the Postponed Notes designated in such notice at a rate equal to the interest rate applicable to such Certificates from the Issuance Date to, but not including, such Special Distribution Date minus (B) the earnings on Specified Investments (disregarding any losses thereon) received (with respect to the portion of the Escrowed Funds deposited with respect to the Postponed Notes designated in such notice) by the Trustee from and including the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer an amount equal to that amount of Escrowed Funds that would have been used to purchase the Postponed Notes designated in such notice and the amount paid by the Responsible Party pursuant to the immediately preceding clause (i) to the related Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

          If, on such Cut-off Date, an amount equal to less than all of the Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) has been used to purchase Postponed Notes, on the next such Special Distribution Date occurring not less than 15 days following such Cut-off Date, (i) the Responsible Party shall pay to the Trustee for deposit in such Special Payments Account, in immediately available funds, an amount equal to (A) the interest that would have accrued on such Postponed Notes contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased at a rate equal to the interest rate applicable to such Certificates from the Issuance Date to, but not including, such Special Distribution Date minus (B) the earnings on Specified Investments (disregarding any losses thereon) received (with respect to the portion of the Escrowed Funds deposited with respect to the Postponed Notes contemplated to be purchased with such unused Escrowed Funds (other than Escrowed Funds referred to in the immediately preceding paragraph) but not so purchased) by the Trustee from and including the Issuance Date to, but not including, such Special Distribution Date and (ii) the Trustee shall transfer such unused Escrowed Funds and the amount paid by the Responsible Party pursuant to the immediately preceding clause (i) to such Special Payments Account for distribution as a Special Payment in accordance with the provisions hereof.

                                   ARTICLE III
                                     DEFAULT

          Section 3.01. PURCHASE RIGHTS OF CERTIFICATEHOLDERS. (a) By acceptance of its Series 1997-3A Certificate, each Class A Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

          (i) Each Class B Certificateholder shall have the right to purchase all, but not less than all, of the Series 1997-3A Certificates upon ten days' written notice to the Trustee and each other Class B Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase, for the purchase price and otherwise in accordance with and subject to the provisions set forth in Section 6.01(b) of the Basic Agreement, all, but not less than all, of the Series 1997-3A Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such ten-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Series 1997-3A Certificates pursuant to this Section and Section 6.01(b) of the Basic Agreement; and

          (ii) Each Class C Certificateholder shall have the right (which shall not expire upon any purchase of the Series 1997-3A Certificates pursuant to clause (i) above) to purchase, for the purchase price and otherwise in accordance with and subject to the provisions set forth in Section 6.01(b) of the Basic Agreement, all, but not less than all, of the Series 1997-3A Certificates and the Class B Certificates upon ten days' written notice to the Trustee, the Class B Trustee and each other Class C Certificateholder, provided that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Series 1997-3A Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (b) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Series 1997-3A Certificates and the Class B Certificates pursuant to this Section and Section 6.01(b) of the Basic Agreement.

          (b) As used in this Article III, the terms "Class B Certificate", "Class B Certificateholder", "Class B Trust", "Class B Trustee", "Class C Certificateholder" and "Class C Trust" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                                   ARTICLE IV
                                   THE TRUSTEE

          Section 4.01. THE TRUSTEE. The Trustee is hereby directed to execute and deliver the Intercreditor Agreement on or prior to the Issuance Date in the form delivered to the Trustee by the Company. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          The Trustee, upon the execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Trust Property with respect to the 1997-3A Trust and declares that the Trustee holds and will hold such right, title and interest for the benefit of all then present and future Class A Certificateholders, upon the trusts set forth in the Basic Agreement and this Trust Supplement. By its acceptance of each Series 1997-3A Certificate issued to it under the Agreement, each initial Class A Certificateholder as grantor of the 1997-3A Trust thereby joins in the creation and declaration of the 1997-3A Trust.

          Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as if the same were herein set forth at length.

          The Trustee represents and warrants that the Intercreditor Agreement will be duly executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

          Section 5.01. BASIC AGREEMENT MODIFIED AND RATIFIED. The Basic Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Trust Supplement as if set forth in full herein, and is in all respects ratified and confirmed, as supplemented and modified by this Trust Supplement.

          Section 5.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE CLASS A CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 5.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first written above.


                                       CONTINENTAL AIRLINES, INC.



                                        By:_____________________________________
                                          Name:
                                          Title:



                                       WILMINGTON TRUST COMPANY, as Trustee



                                        By:_____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A
                                    ---------

                               Form of Certificate

          [Include on each Certificate that is a Global Certificate: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]<F1>

                 CONTINENTAL AIRLINES 1997-3A PASS THROUGH TRUST

                                  Pass Through
                           Certificate, Series 1997-3A

                        Issuance Date: September 25, 1997

                Final Expected Distribution Date: March 24, 2013

         evidencing a fractional undivided interest in a 1997-3A Trust, the property of which includes certain equipment notes each secured by aircraft leased to Continental Airlines, Inc.

Certificate
No. _______      $ ________Fractional Undivided Interest representing 0.0018369%
                 of the Trust per $1,000 of face amount


          THIS CERTIFIES THAT _________________, for value received, is the registered owner of a $_____ (__ dollars) Fractional Undivided Interest in the Continental Airlines Pass Through Trust, Series 1997-3A (the "TRUST") created by Wilmington Trust Company, as trustee (the "TRUSTEE"), pursuant to a Pass Through Trust Agreement, dated as of September 25, 1997 (the "BASIC AGREEMENT"), as supplemented by Trust Supplement No. 1997-3A thereto, dated as of September 25, 1997 (collectively, the "AGREEMENT") between the Trustee and Continental Airlines, Inc., a Delaware corporation (the "COMPANY" or the "ISSUER"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Continental Airlines Pass Through Certificates, Series 1997-3A" (herein called the "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions and

___________________

<F1>  This legend to appear on Book-Entry Certificates to be deposited with  The
      Depository Trust Company.

conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facility (the "TRUST PROPERTY"). Each issue of the Equipment Notes is secured by, among other things, a security interest in aircraft leased to the Company.

          The Certificates represent fractional undivided interests in the Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

          Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each March 24, June 24, September 24 and December 24 (a "REGULAR DISTRIBUTION DATE"), commencing on December 24, 1997, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

          Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

          Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of each Owner Participant and the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administration exemptions.

          THIS CERTIFICATE AND THE AGREEMENT HAVE EACH BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE CERTIFICATEHOLDERS HEREUNDER AND THE PARTIES THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        CONTINENTAL    AIRLINES   1997-3A   PASS
                                        THROUGH TRUST


                                        By: WILMINGTON TRUST COMPANY, as Trustee


                                        By:_____________________________________
                                           Title:_______________________________

Dated:____________________________

               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Certificates referred to in the within-mentioned Agreement.

                                        WILMINGTON TRUST COMPANY, as Trustee



                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT B
                                    ---------

                          DTC Letter of Representations

                                    EXHIBIT C
                                    ---------

                           Regular Distribution Dates

                                       and

                               Scheduled Payments


DATE                                             SCHEDULED PAYMENTS OF PRINCIPAL
----                                             -------------------------------
December 24, 1997...............................             $  515,402
March 24, 1998..................................                423,390
June 24, 1998...................................                 45,761
September 24, 1998..............................                149,601
December 24, 1998...............................                566,859
March 24, 1999..................................                172,652
June 24, 1999...................................                299,241
September 24, 1999..............................                173,049
December 24, 1999...............................                831,531
March 24, 2000..................................                348,512
June 24, 2000...................................                374,988
September 24, 2000..............................                257,094
December 24, 2000...............................                905,558
March 24, 2001..................................                128,608
June 24, 2001...................................                252,000
September 24, 2001..............................                167,136
December 24, 2001...............................                775,924
March 24, 2002..................................                128,608
June 24, 2002...................................                252,000
September 24, 2002..............................                137,589
December 24, 2002...............................                805,471
March 24, 2003..................................                128,608
June 24, 2003...................................                252,000
September 24, 2003..............................                105,870
December 24, 2003...............................                837,190
March 24, 2004..................................                128,608
June 24, 2004...................................                252,000
September 24, 2004..............................                 71,814
December 24, 2004...............................                999,616
March 24, 2005..................................                141,238
June 24, 2005...................................                111,002
September 24, 2005..............................                269,589
December 24, 2005...............................              1,059,437
March 24, 2006..................................                      0
June 24, 2006...................................                213,854
September 24, 2006..............................                 61,588


DATE                                             SCHEDULED PAYMENTS OF PRINCIPAL
----                                             -------------------------------
December 24, 2006...............................              1,305,826
March 24, 2007..................................                      0
June 24, 2007...................................                213,854
September 24, 2007..............................                453,429
December 24, 2007...............................              1,855,972
March 24, 2008..................................                743,622
June 24, 2008...................................                707,548
September 24, 2008..............................              1,493,224
December 24, 2008...............................              1,689,375
March 24, 2009..................................              1,975,143
June 24, 2009...................................              2,010,656
September 24, 2009..............................              2,046,811
December 24, 2009...............................              2,083,614
March 24, 2010..................................              2,121,079
June 24, 2010...................................              2,159,219
September 24, 2010..............................              2,198,046
December 24, 2010...............................              2,237,568
March 24, 2011..................................              2,277,805
June 24, 2011...................................              2,318,762
September 24, 2011..............................              2,183,728
December 24, 2011...............................              1,819,586
March 24, 2012..................................              2,104,210
June 24, 2012...................................              1,885,708
September 24, 2012..............................              1,919,666
December 24, 2012...............................              1,746,152
March 24, 2013..................................                546,009


                                    EXHIBIT D
                                    ---------

                             Related Note Documents

                    [Information to be inserted post-closing]